Exhibit 99.1

Columbia Care Obtains Final Order of the Supreme Court of British Columbia Approving Business Combination with Cresco Labs

NEW YORK, N.Y., July 14, 2022 – Columbia Care Inc. (NEO: CCHW) (CSE: CCHW) (OTCQX: CCHWF) (FSE: 3LP) (“Columbia Care” or the “Company”), one of the largest and most experienced cultivators, manufacturers and providers of cannabis products in the U.S., announced today that it has obtained the final order from the Supreme Court of British Columbia approving the previously announced plan of arrangement (the “Arrangement”), whereby, among other things, Cresco Labs Inc. (CSE:CL) (OTCQX:CRLBF) (“Cresco Labs”) will acquire all of the issued and outstanding shares of the Company.

The final order follows on achieving overwhelming shareholder approval for the business combination at the special meeting of shareholders of the Company held on July 8, 2022.

“This final order is yet another milestone achieved towards creating the industry leader in cannabis, and we’re pleased with the forward progress in completing the transformational combination with Cresco,” said Nicholas Vita, Co-Founder, CEO of Columbia Care. “With this final order in hand, we are now focused on continued momentum in the divestiture process and state-level approvals. We look forward to providing additional details in the coming months.”

The Arrangement is described in detail in the Company’s definitive proxy statement and information circular dated June 6, 2022 (the “Circular”) filed on SEDAR and with the United States Securities and Exchange Commission.

Update on Divestiture Process

As previously announced, in certain states – namely Florida, Illinois, Maryland, Massachusetts, New York, and Ohio – Columbia Care and Cresco Labs will divest assets for regulatory approval prior to close. Columbia Care and Cresco Labs are pleased to announce that the divestiture process has been progressing as planned with robust demand from a deep and diverse pool of bidders, predominantly new market entrants and single-state operators looking to expand into these markets. Thoughtful consideration is being put towards the evaluation of potential buyers for regulatory approval purposes. The divestitures are expected to close concurrently with the closing of the Arrangement, which is currently anticipated near the end of 2022.

About Columbia Care

Columbia Care is one of the largest and most experienced cultivators, manufacturers and providers of cannabis products and related services, with licenses in 18 U.S. jurisdictions and the EU. Columbia Care operates 131 facilities including 99 dispensaries and 32 cultivation and manufacturing facilities, including those under development. Columbia Care is one of the original multi-state providers of medical cannabis in the U.S. and now delivers industry-leading products and services to both the medical and adult-use markets. In 2021, the company launched Cannabist, its new retail brand, creating a national dispensary network that leverages proprietary technology platforms. The company offers products spanning flower, edibles, oils and tablets, and manufactures popular brands including Seed & Strain, Triple Seven, gLeaf, Classix, Press, Amber and Platinum Label CBD. For more information on Columbia Care, please visit https://columbia.care.

Caution Concerning Forward Looking Statements

This press release contains “forward-looking information” within the meaning of applicable Canadian securities legislation and may also contain statements that may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements or information, which although considered reasonable by the Company, may prove to be incorrect and are subject to known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied by any forward-looking information. These risks, uncertainties and other factors include, among others, favorable operating and economic conditions; the completion of the Arrangement; obtaining and maintaining all required licenses and permits; favorable production levels and sustainable costs from the Company’s operations; and the level of demand for cannabis products, including the Company’s products sold by third parties. In addition, securityholders should review the risk factors discussed under “Risk Factors” in the Circular and “Risk Factors” in Columbia Care’s Form 10 dated May 9, 2022, filed with the applicable securities regulatory authorities and described from time to time in documents filed by the Company with Canadian and U.S. securities regulatory authorities.

Investor Contact

Lee Ann Evans

SVP, Capital Markets

ir@col-care.com

Media Contact

Lindsay Wilson

VP, Communications

+1.978.662.2038

media@col-care.com